Exhibit 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: August 20, 2003

a.	Aggregate Amount of Collections	$385,391,596.81
	Aggregate Amount of Non-Principal Collections	$2,732,510.43
	Aggregate Amount of Principal Collections	$382,659,086.38
	Pool Balance	$854,867,351.80
	Residual Participation Amount	$354,867,351.80
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	58.49%
	Principal Allocation Percentage	N/A

c.	Total Amount Distributed on Series 2000-1	$522,916.67

d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2000-1	$522,916.67

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$712,389.46
	Noteholder Monthly Servicing Fee	$416,666.67

j.	Controlled Deposit Amount	$0.00

k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00

l.	Available Subordinated Amount	$93,027,989.59

m.	Carry-over Amount	$0.00

n.	Reserve Account Balance	$1,750,000.00

o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

Spread Over/Under Prime for Portfolio	#

VW CREDIT, INC. — SERVICER
18-Aug-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY
	From	To	Days

Current Interest Period	7/21/2003	8/19/2003	30
Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$814,125,147.54
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$93,027,989.59
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$87,141,598.49
Incremental Subordinated Amount (previous period)	$39,196,393.01
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00
Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00
1-month LIBOR Rate (annualized)	1.1000000%
Certificate Coupon (annualized)	1.2550%
Prime Rate (annualized)	4.0000000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.2450000%
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$901,610,290.50
Pool Balance at the Ending of Period	$854,867,351.80
Average Aggregate Principal Balance	$878,238,821.15
Aggregate Principal Collections	$382,659,086.38
New Principal Receivables	$337,558,572.54
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.50%
Weighted Average Interest Rate	3.50%
Previously waived Monthly Servicing Fee	$0.00

VW CREDIT, INC. — SERVICER
18-Aug-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$49,732,942.03
Used Vehicle Percentage	5.818%
Used Vehicle Percentage During Last Collection Period	5.877%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$39,769,674.73
Largest Dealer Percentage	4.411%
Aggregate Principal Amount of Receivables of Dealers over 2%	$70,335,135.48
SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$385,391,596.81
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,732,510.43
Investment Proceeds	$2,638.90
Aggregate Amount of Principal Collections	$382,659,086.38
Asset Receivables Rate	2.076%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A
PAYMENT RATE INFORMATION
Monthly Payment Rate	43.57%
Previous Collection Period Monthly Payment Rate	40.05%
Monthly Payment Rate 2 collection periods ago	40.15%
3-month Average Payment Rate	41.26%
Early Amortization Event?	NO
ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumlation Amount	$0.00
TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution	$522,916.67
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$658,623.93
DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0
EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER
     18-Aug-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections	Accrual	Distribution

From:	21-Jul-03
To:	19-Aug-03
Days:	30
LIBOR Rate	1.1000000%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$93,027,989.59	N/A	$613,027,989.59
1	Series 2000-1	100.00%	$500,000,000.00	$93,027,989.59	104.00%	$613,027,989.59	$500,000,000.00

Spread Over/Under Prime for                       0%

VW CREDIT, INC. — SERVICER
18-Aug-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION

Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.500%
Invested Amount	$500,000,000.00	LIBOR	1.100%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.255%
Required Subordinated Amount	$93,027,989.59	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%

First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.245%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$93,027,989.59	$0.00
Floating Allocation Percentage	58.49%	58.49%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$382,659,086.38	$382,659,086.38	N.A	N.A.
New Principal Receivables	$337,558,572.54	$337,558,572.54	N.A	N.A.
Principal Default Amounts	$0.00	$0.00	N.A	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$93,027,989.59	$0.00
Floating Allocation Percentage	58.49%	58.49%
Non-Principal Receivables
Non-Principal Collections	$1,598,207.27
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,638.90

Spread Over/Under Prime for Portfolio                       0%

VW CREDIT, INC. — SERVICER
18-Aug-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$87,141,598.49	$89,618,238.07
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$87,141,598.49	$89,618,238.07
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$45,082,784.11	$39,196,393.01
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$93,027,989.59	$87,141,598.49
Overconcentration Amount	$70,335,135.48	$64,495,265.10
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions
Available Non-Principal Collections	$2,732,510.43	$3,011,218.75
Noteholder Non-Principal Collections	$1,598,207.27	$1,669,911.48
Residual Interestholder Non-Principal Collections	$1,134,303.16	$1,341,307.27
Investment Proceeds	$2,638.90	$3,022.44
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,485,149.33	$4,764,241.19
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$712,389.46	$751,341.91
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67

Spread Over/Under Prime for Portfolio	0%

Per $1,000
Summary of Investor Distributions	Actual	Certificate
Investor Monthly Principal Investor Monthly Interest Total Investor Distributions